BASELINE OIL & GAS CORP. PROVIDES UPDATE ON RECENT DEVELOPMENTS

      June 13, 2006 - Baseline Oil & Gas Corp. ("Baseline" or the "Company") (OTCBB: BOGA) announced today that its 50% owned subsidiary, New Albany - Indiana, LLC ("New Albany") has entered into a Joint Operating Agreement with El Paso Exploration & Development Corp., Pogo Producing Company and Aurora Energy Ltd., pursuant to which New Albany contributed certain of its acreage in exchange for a 17% working interest in a new area of mutual interest, targeting the New Albany Shale formation in Greene County, Indiana. Under the JOA, El Paso will serve as operator. It is anticipated that drilling of an initial well will commence within 30 days.

      New Albany is a joint venture between Baseline and certain affiliates of Rex Energy Operating Corp. (collectively, "Rex") that was formed for the purpose of acquiring working interests in leasehold acreage in the Illinois Basin located in Southern Indiana known to contain New Albany Shale formations. Rex Energy Wabash, LLC is the Managing Member of New Albany and manages its day to day operations.

      On June 8, 2006, as previously reported by the Company in its filing with the Securities and Exchange Commission, Baseline and Rex mutually terminated the Purchase Agreement between them dated January 16, 2006. In connection with such termination, and in consideration of mutual releases, Rex surrendered for cancellation the 12,069,250 shares of the Company's common stock previously issued to them, and agreed to reimburse the Company for certain of its expenses incurred in connection with the proposed transaction. Baseline's 50% ownership in New Albany remains fully intact.

      To date, New Albany has purchased from Aurora a 48.75% working interest in oil and gas leases covering approximately 97,000 acres in Greene, Owen, Sullivan and Clay Counties, Indiana, together with an option to acquire additional acreage (approximately 50,000 acres) at a price of $25 per acre. Drilling of the vertical portion of our first horizontal well on this acreage has begun. We anticipate that the drilling of the lateral portion of this first well, as well as the drilling of the vertical portion of a second horizontal well, will occur as early as next week.

      In March 2006, New Albany purchased from Source Rock Resources, Inc. a 45% working interest in leases covering approximately 21,000 acres in Knox and Sullivan Counties in Indiana. Recently, New Albany agreed to purchase a working interest in an additional 10,000 acres leased by Source Rock and has also authorized Source Rock to move forward on the leasing of a second 10,000 acre parcel.

      Barrie Damson, Baseline's Chairman and CEO stated, "Although we are disappointed that we were not able to complete our acquisition of Rex' assets, management and the board remain fully committed to building shareholder value. Toward that end, we are aggressively pursuing accretive acquisitions and/or joint drilling ventures. We are also quite excited about our recent JOA with El Paso, Pogo and Aurora and look forward to the successful exploitation of our existing acreage in the New Albany Shale play."

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FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements.
Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Baseline Oil & Gas Corp.'s projects and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions are forward-looking statements. Although Baseline Oil & Gas Corp. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Baseline's Annual report on Form 10-KSB filed with the U.S. Securities and Exchange Commission.

Contact:

         Company Contact:  Richard Cohen
                           Chief Financial Officer
                           (212) 561-3602